UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2011

ePunk, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53564	26-1395403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34105 Pacific Coast Highway Dana Point, CA 92629
(Address of principal executive offices) (Zip Code)

(714) 968-9230
(Registrant’s telephone number, including area code)

32792 Shipside Dr. Dana Point, CA 92629
(Former name or former address, if changed since last report)

––––––––––––––––
Copies to:

Gregg E. Jaclin, Esq.
Christine Melilli, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 15, 2011, ePunk, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing the resignation of Scott Ence as the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board of Directors.

Subsequent to June 15, 2011, the Board was presented with verbal notification that the signature provided on Mr. Ence’s resignation  from his aforementioned positions which the Company filed as exhibit 10.2 to the Form 8-K on June 15, 2011 may not be authentic.

On August 16, 2011 a majority of the shareholders of the Company approved the termination of Scott Ence from his position as the Chairman of the Board of Directors. In addition, at such time, the Company’s Board of Directors unanimously approved the termination of Scott Ence from his positions as President, Chief Executive Officer, and Secretary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2011

ePunk, Inc.

By:	/s/ Richard Jesse Gonzales
Richard Jesse Gonzales
President, Chief Executive Officer